                                                                    Exhibit 23.2
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Form S-8 of our report dated July 15, 1999, except for the Subsequent Events note, as to which the date is August 17, 1999, with respect to the consolidated financial statements and schedule of Seagate Technology, Inc. included in its Annual Report (Form 10-K) for the year ended July 2, 1999, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

San Jose, California
January 28, 2000